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                                                                 EXHIBIT 10.2.14

                              EMPLOYMENT AGREEMENT


                 THIS AGREEMENT, dated as of May 17, 1995, by and between CHARMING SHOPPES, INC., a Pennsylvania corporation (the "Company"), and DAVID V. WACHS ("Employee").
                              B A C K G R O U N D:

                 Employee is currently serving as a director and Chairman of the Board and Chief Executive Officer of the Company. Employee wishes to resign from all of his positions as an officer or director of the Company or any of its subsidiaries and to remain as a non-officer employee of the Company. In order to ensure that the Company will continue to have the benefits of Employee's expertise and experience, the Company desires to continue the employment of Employee, and Employee desires to remain in the employ of the Company, upon the terms and conditions set forth herein.

                 NOW, THEREFORE, in consideration of the facts and mutual covenants set forth herein, and intending to be legally bound hereby, the Company and Employee agree as follows:

                 1. Resignation of Current Positions; Continuation of Employment. Employee hereby resigns all of his positions as an officer or member of the board of directors of the Company or any of its subsidiaries, including without limitation his positions as Chairman of the Board and Chief Executive Officer and a member of the Board of Directors of the Company. The Company hereby agrees to continue to employ Employee, and Employee hereby accepts continued employment by the Company, in accordance with the terms and conditions hereinafter set forth.

                 2. Term. The term of this Agreement shall commence on May 18, 1995 and shall continue until May 17, 2001, unless earlier terminated pursuant to Section 7 hereof.



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                 3. Duties and Responsibilities. During the term of this
Agreement, Employee agrees to render such services, including without limitation such consultation and advice, as may be reasonably requested of him by the Board of Directors or the Chairman of the Board or Chief Executive Officer of the Company. It is agreed that Employee's services hereunder shall normally be performed at the Company's principal executive offices and that out-of-town travel shall not be required, except with Employee's consent. Employee's services hereunder shall be requested and performed only during regular business hours on weekdays (subject to such periods when Employee shall be unavailable by reason of illness, vacation or otherwise).

                 4. Compensation. For all services rendered by Employee hereunder, the Company shall pay to Employee a salary at an annual rate of $427,500.00 per year during the first five years of this Agreement (until May 17, 2000), and a salary at an annual rate of $200,000.00 during the final year of this Agreement (from May 18, 2000 until May 17, 2001). Such salary, less taxes and normal deductions, shall be paid to Employee in substantially equal installments in accordance with the Company's regular payroll practices in effect from time to time, but no less often than monthly.

                 5.       Benefits.

                          (a) During the term of this Agreement, the Company
shall (i) continue to provide medical and dental insurance for Employee and his spouse in accordance with the health insurance generally provided to employees of the Company and (ii) make available such other benefits as are generally available to employees of the Company.

                          (b) The Company shall continue to pay the premiums on
the split-dollar life insurance policies set forth on Exhibit A attached hereto (the "Split-Dollar Policies") in accordance with the terms of the agreements related to such policies and also set forth on Exhibit A (the "Collateral Assignment Agreements").



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                          (c) During the term of this Agreement, the Company
shall furnish Employee with office space, secretarial assistance and such other facilities and services as shall be convenient and adequate for the performance of Employee's duties set forth herein.

                 6. Expenses. The Company shall reimburse Employee for all ordinary and reasonable out-of-pocket business expenses incurred by him in connection with his employment hereunder.

                 7. Termination.

                          (a) This Agreement shall terminate upon the death of
Employee, and all obligations of the Company to make any payments or to provide any benefits shall terminate as of such date, except that (i) for a period of two years from Employee's death, the Company shall continue to pay to Employee's estate (or to such other party as may be directed by Employee's executor) the amounts payable to Employee under Section 4 hereof (for so long as amounts are payable under Section 4), and (ii) the Company shall continue to pay any premiums required to be paid under the respective Collateral Assignment Agreements related to the Split-Dollar Policies.

                          (b) Except as provided in Section 7(a) above, this
Agreement may be terminated by the Company only in the event of (i) Employee's conviction of a felony or (ii) Employee's dishonesty in material respects relating to the Company. Upon termination of this Agreement pursuant to this
Section 7(b), the Company shall have no further obligations to make any payments or provide any benefits hereunder.

                 8. Stock Options. Employee has options to purchase shares of the Company's Common Stock as set forth on Exhibit B attached hereto (the "Options"). As of the date hereof, Employee hereby surrenders to the Company for cancellation the following Options: (a) option to purchase 67,500 shares at $15.125 per share granted on April 7, 1993 (Grant No. 300098); (b) option to purchase 67,500 shares at $15.125 per share granted on



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April 7, 1993 (Grant No. P30006); (c) option to purchase 105,000 shares at
$11.125 per share granted on February 1, 1994 (Grant No. 300225); and (d) option to purchase 105,000 shares at $11.125 per share granted on February 1, 1994 (Grant No. P30014). All Options not being cancelled hereby shall continue in full force and effect according to their respective terms; provided, however, Employee agrees that any Options not exercised prior to May 17, 2000 shall be cancelled as of such date.

                 9. Contents of Agreement; Parties in Interest; Assignment; etc. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall neither be assigned nor transferred in whole or in part by Employee. This Agreement shall not be amended except by written instrument duly executed by the Company and Employee.

                 10. Severability. If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provision had not been contained herein.

                 11. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

                 12. Notices. All notices, consents, waivers or communications which are required or permitted hereunder shall be sufficient if given in writing and delivered (personally, by courier service such as Federal Express, or by messenger) or deposited in the United States mails, registered or certified mail, return receipt requested, postage prepaid, as



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follows (or to such other addresses or address as shall be set forth in a notice given in the same manner):

                          If to the Company:

                          Charming Shoppes, Inc.
                          450 Winks Lane
                          Bensalem, PA 19020
                          Attention:  Chairman of the Board

                          If to Employee:

                          David V. Wachs
                          412 Sprague Road
                          Narberth, PA 19072

All such notices shall be deemed to have been given on the date delivered or mailed in the manner provided above.



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                 13. Counterparts. This Agreement may be executed in
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                 IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                   CHARMING SHOPPES, INC.


                                   By: /s/Ivan M. Szeftel
                                       ---------------------------------
                                       Name:  Ivan M. Szeftzel
                                       Title: Executive Vice President -
                                              Finance


                                   EMPLOYEE:


                                   /s/ David V. Wachs
                                   -------------------------------------
                                   David V. Wachs



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